EXHIBIT 99.1

IZEA Announces Commitments to Exercise $11 Million in Warrants
$2.8 Million in IZEA Board of Directors Participation

Orlando, Florida (July 20, 2015) - IZEA, Inc. (OTCQB: IZEA), operator of the premiere online marketplace that connects brands with influential content creators, today announced that it has received signed commitments from holders owning more than 70% of its outstanding warrants issued in 2013 and 2014 to exercise those warrants for cash. Total proceeds to the Company will be in excess of $11 million upon closing of the warrant conversion offer period.

All members of the company’s Board of Directors holding warrants agreed to exercise 100% of their holdings for a total of $2.8 million in proceeds. Institutional investors including Special Situations Funds, Privet Fund, Goldman Partners, Diker Management and Potomac Capital Partners also committed to exercise 100% of their warrant holdings. The terms of the warrant conversions were negotiated with the institutional investors.

“We are thrilled by the support shown by both our institutional investors and our Directors,” said Ted Murphy, Chairman and Chief Executive Officer. “The Company believes that the proceeds raised from the warrant exercises will provide sufficient cash for the Company’s long-term operations, as well as any future payments with respect to its recent Ebyline acquisition.”

The Company is offering this one-time opportunity to its current warrant holders to allow the Company to raise additional capital without further diluting its current investors. From July 20, 2015 until 11:59 p.m., Eastern time, on August 14, 2015, the Company is offering a 25% discount on the warrant exercise prices to investors holding warrants issued in its August - September 2013 private placement and a 26% discount on the warrant exercise prices to investors holding warrants issued in its February 2014 private placement. The exercise prices of any warrants not exercised during the warrant conversion offer period will revert back to their original exercise prices after August 14, 2015.

“This transaction not only significantly bolsters the Company’s balance sheet, it removes many of the obstacles that were standing in its way to “up-listing” to a national securities exchange,” said Murphy. “The Company intends to pursue an up-listing to the NASDAQ Capital Market near term in order to provide the Company with better market visibility and increased liquidity for its shareholders.”

In exchange for the reduction in the warrant exercise price, the investors owning a majority of the 2014 warrants agreed to amend the 2014 warrants to remove the price-based anti-dilution adjustment provisions contained in those warrants. The removal of these provisions from the 2014 warrants is intended to eliminate the negative accounting impact of the non-cash derivative liability on IZEA’s GAAP financial statements related to those warrants. In addition, the removal of the anti-dilution adjustment will reduce IZEA’s accounting fees and have a positive impact on the Company’s stockholders’ equity.

About IZEA
IZEA operates the premiere online marketplace that connects brands with influential content creators. IZEA creators range from leading bloggers and social media personalities to A-List celebrities and professional journalists. Creators are compensated for developing and distributing unique content on behalf of brands including long form text, videos, photos and status updates. Brands receive influential consumer content and engaging, shareable stories that drive awareness. For more information about IZEA, visit http://corp.izea.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are forward-looking include the expected results of IZEA’s reduced warrant exercise price offer and the possible up-listing of the Company’s common stock. These forward-looking statements are based largely on IZEA’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond IZEA’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, competitive conditions in the social sponsorship segment in which IZEA operates, failure to popularize one or more of the marketplace platforms of IZEA, inability to obtain additional capital, delays or obstacles in integrating IZEA’s recent acquisition of Ebyline, Inc. and changing economic conditions that are less favorable than expected. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this respect will in fact occur. Please read the full statement and disclosures here: http://corp.izea.com/safe-harbor-statement.

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IZEA Investor Relations:

Budd Zuckerman
Genesis Select
303.415.0200
bzuckerman@genesisselect.com

IZEA Media Relations:

Brent Diggins
Allison & Partners
(480) 516-2035
brent@allisonpr.com